Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT No. 3

to the Exclusive License and Collaboration Agreement

between Novartis Pharma AG and Amgen Inc.

This Amendment No. 3 (“Amendment”) is entered into as of January 31, 2022, with effect from and after January 1, 2022 (“Amendment No. 3 Effective Date”) by and between Novartis Pharma AG a Swiss corporation having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”) and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, USA (“Amgen”). Novartis and Amgen are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Novartis and Amgen are parties to an Exclusive License and Collaboration Agreement dated August 28, 2015 and amended as of April 21, 2017 (the “Agreement”) concerning the development and commercialization of the Licensed Products.

WHEREAS, Amgen and Novartis are parties to that certain Collaboration Agreement, dated April 21, 2017, as amended and restated as of June 2, 2021, with respect to the Commercialization of, and Medical Affairs Activities for, Franchise Product 1 in the United States (the “US Collaboration Agreement”).

WHEREAS, simultaneously herewith, the Parties are entering into a Confidential Settlement Agreement and Release and a Stipulation of Dismissal to resolve the litigation captioned Novartis Pharma AG v. Amgen, Inc., No. 1:19-CV-2993 (S.D.N.Y.) and Amgen, Inc. v. Novartis Pharma AG, No. 1:19-CV-3003 (the “Settlement”) and (ii) mutually agreeing to terminate the US Collaboration Agreement pursuant to the entry into an agreement to terminate the US Collaboration Agreement (the “US Termination Agreement”).

WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement in connection with the Settlement and the US Termination Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.	DEFINITIONS

Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS

The Parties agree that, as of the Amendment No. 3 Effective Date, the Agreement is amended as set forth in this Section 2.

2.1

Solely with respect to those provisions of the Agreement not hereby amended in this Amendment, Novartis’ and Amgen’s rights and obligations under the Agreement with respect to Franchise Product 1 in the United States are subject to the terms and conditions set forth in the US Termination Agreement.

2.2	The following sentence shall be added to the Recitals:

“WHEREAS, Amgen and Novartis have mutually agreed to terminate the US Collaboration Agreement as of the Amendment No. 3 Effective Date.”

2.3	The following definitions shall be added to Article 1 in appropriate alphabetical order:

“Costs” means both internal and external costs and expenses (including the cost of allocated FTEs at the applicable U.S. FTE Rate).

“FP1 Development Costs” has the meaning set forth in Section 9.7.2(a).

“FP1 Development Cost Cap” has the meaning set forth in Section 9.7.2(a).

“MSL Cap” has the meaning set forth in Section 9.7.2(b).

“United States Brand Plan” means the high-level cross-functional Commercialization plan developed by Amgen (subject to review of the JSC) for Franchise Product 1 in the United States and consistent with the Global Brand Plan.

“U.S. FTE Rate” means [***] per FTE per year (as of the Amendment No. 3 Effective Date), increasing by [***] of the then-current U.S. FTE Rate on [***] and each subsequent Calendar Year. The U.S. FTE Rate includes costs associated with salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, and applicable overhead (e.g., facilities, operating supplies, travel and training).

“U.S. Medical Affairs Activities Costs” means Costs incurred by Amgen and its Affiliates during the Term associated with Medical Affairs Activities in the United States to the extent incurred in accordance with the applicable Development Budget.

“U.S. Medical Affairs Completion Date” has the meaning set forth in Section 9.7.2(b).

“U.S. Medical Affairs Non-MSL Costs” means the U.S. Medical Affairs Activity Costs that are not related to the FTE costs of the Medical Liaisons for Franchise Product 1 in the United States, which includes by way of example the activities set forth in subclauses (ii) and (iii) of Section 1.103 (Medical Affairs Activities).

2.4	Section 1.33 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.33 “Development Costs” means the direct costs incurred by a Party and its Affiliates during the Term and pursuant to this Agreement for the Development of and Medical Affairs Activities with respect to a Licensed Product(s), calculated as the sum of (i) Out-of-Pocket Development Expenses, (ii) Development FTE Costs and (iii) Other Development Expenses, each only to the extent incurred in accordance with the Development Plan and Development Budget after the Effective Date. For clarity, “Development Costs” does not include any costs associated with conducting any Phase 4 Clinical Trials or lifecycle management activities unless the Parties otherwise agree to include a Phase 4 Clinical Trial or lifecycle management activities in the Development Plan.”

2.5	Section 3.2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2.5 JSC Oversight of the United States. The JSC shall review and discuss the United States Brand Plan, solely to ensure alignment with the Global Brand Plan.

2.6	The final sentence of Section 3.2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In connection with the transition of the Commercialization and Medical Affairs Activities with respect to Franchise Product 1 in the Field in the United States solely to Amgen, each of the Joint US Leadership Team, US Collaboration Team, US Medical Affairs JPT, US Committee and Joint Compliance Contacts (each, as defined in the US Collaboration Agreement) have been disbanded as of June 2, 2021.”

2.7	Section 3.5.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.5.3.1 The Amgen Co-Chair shall have the deciding vote with respect to the Global Brand Plans and all Commercialization matters with respect to the Licensed Products outside the Territory.”

2.8	The final sentence of Section 3.7 of the Agreement is hereby deleted in its entirety.

2.9	Section 3.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.8 Outside the Territory. Unless expressly set forth in this Agreement otherwise, Amgen shall have sole decision-making authority with regard to Development, regulatory, Medical Affairs Activities, Manufacturing and Commercialization of Licensed Products outside the Territory. Novartis and its Affiliates shall not Commercialize or conduct Medical Affairs Activities with respect to Licensed Products in any country outside the Territory.”

2.10	The last sentence of Section 4.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Amgen agrees that it shall not seek to register or obtain ownership rights in any Novartis Housemark or Licensed Novartis Trademark (or confusingly similar trademark) and Novartis agrees that it shall not seek to register or obtain ownership rights in any Amgen Housemark or Licensed Amgen Trademark or any trademark used by Amgen in connection with the applicable Licensed Product outside the Territory in any indication (or confusingly similar trademark to any of the foregoing).”

2.11	Section 4.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.8 Retained Rights and Limitations. No rights to either Party’s patents, trademarks or other proprietary rights are granted pursuant to this Agreement except as expressly set forth herein, and all other rights are reserved. Subject to Section 2.3 (Development Prior to Option Exercise Date), Novartis shall not research, Develop, Manufacture, conduct Medical Affairs Activities with respect to or Commercialize Franchise Product 3 prior to the Option Exercise Date or any Licensed Product outside the Territory and Amgen shall not research, Develop, conduct Medical Affairs Activities with respect to or Commercialize any Licensed Product inside the Territory, in each case, other than as expressly set forth in this Agreement (including under a Development Plan). Notwithstanding the licenses granted in this Article 4 (Grant of License), each Party retains rights to perform (itself or through its Affiliates or contractors) its obligations under this Agreement.”

2.12	The proviso in the third to last sentence of Section 5.1 of the Agreement is hereby deleted in its entirety.

2.13	Section 5.4.5 of the Agreement is hereby deleted in its entirety.

2.14	Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.3 Commercialization Outside the Territory. Except as expressly set forth in this Agreement, and subject to the US Termination Agreement, Amgen shall be solely responsible for the Commercialization of the Licensed Products outside the Territory and the costs thereof and Novartis shall have no rights or obligations with respect thereto.”

2.15	Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.4 [***] Divestiture. The notice provided pursuant to Section 7.3 (Post-Effective Date Affiliates) shall include a notification as to whether such Party intends to: (i) Divest the Distracting Program, in which case such Party shall hold separate such Distracting Program (including Segregating such Distracting Program from the Collaboration) and use its commercially reasonable, good-faith efforts to Divest such Distracting Program; (ii) [***] such Distracting Program, in which case such Party shall [***] all activities of such program within [***] after the closing of the Distracting Transaction, during which period such Party shall hold separate such Distracting Program (including Segregating such Distracting Program from the Collaboration); or (iii) in the case of Amgen only, [***] or, in the case of Novartis, [***], in each case within [***] after the closing of the Distracting Transaction. In the event such Party selects to Divest the Distracting Program under subsection (i) and fails to complete such Divestiture within [***] of the closing of the Distracting Transaction, then such Party shall be deemed to have chosen to terminate such Distracting Program and shall promptly, and no later than within [***] days, comply with the requirements of subsection (ii) above.”

2.16	The first sentence of Section 9.7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In addition to the other payments referenced herein with respect to each Licensed Product, and subject to Section 9.7.2 (Franchise Product 1 Development Cost Cap) with respect to Franchise Product 1, Novartis shall bear the percentage of Amgen Development Costs set forth in the “Novartis Share” column of the applicable chart below and Amgen shall bear the percentage of Novartis Development Costs set forth in the “Amgen Share” column of the chart below, in each case, that are included in the applicable Development Budget.”

2.17	The following language shall be added as a new Section 9.7.2 of the Agreement (and the remainder of Section 9.7 to be renumbered accordingly):

“Franchise Product 1 Development Cost Cap.

(a)	Subject to the provisions of this Section 9.7.2:

(i) Novartis shall pay [***] of the Franchise 1 Product Development Costs (including U.S. Medical Affairs Activities Costs) (“FP1 Development Costs”) until such time as the FP1 Development Costs otherwise allocated to Amgen under the “Amgen Share” column of the chart in Section 9.7.1 (Development Cost Sharing) equals [***] in the aggregate (the “FP1 Development Cost Cap”); and

(ii) After the FP1 Development Cost Cap has been reached, each Party shall pay [***] of the FP1 Development Costs otherwise allocated to Amgen under the “Amgen Share” column of the chart in Section 9.7.1 (Development Cost Sharing). For clarity, after the FP1 Development Cost Cap has been reached, Novartis will effectively pay [***] of all Development Costs for Franchise Product 1 (which includes (1) [***] of all Development Costs under the “Novartis Share” column of the chart in Section 9.7.1 (Development Cost Sharing) for Franchise Product 1 and (2) [***] of all Development Costs under the “Amgen Share” column of the chart in Section 9.7.1 (Development Cost Sharing) for Franchise Product 1) and Amgen will effectively pay [***] of all Development Costs for Franchise Product 1.

(b)	Notwithstanding the provisions of Section 9.7.2(a):

(i) Novartis shall have no obligation to fund Development Costs (A) solely relating to Development of Franchise Product 1 for Regulatory Approval in Japan to the extent such costs are not included in the Development Budget as of the Amendment No. 2 Effective Date, or (B) [***]; and

(ii) upon the later of (A) the FP1 Development Cost Cap having been achieved, and (B) [***] (such later time, the “U.S. Medical Affairs Completion Date”), [***] shall no longer be considered Development Costs and all [***] shall be borne [***] by Amgen.

(iii) Until the occurrence of the U.S. Medical Affairs Completion Date, (1) Amgen may [***]; (2) Amgen may [***] at the time of the Amendment No. 3 Effective Date, on a pro rata basis for partial Calendar Years; and (3) Novartis is obligated to fund the foregoing [***] attributable to clauses (1) and (2) as part of its Development Cost funding obligations under this Section 9.7.2.

2.18	Section 9.7.3 of the Agreement (which, for clarity, is renumbered from Section 9.7.2 of the Agreement pursuant to Section 2.17 above) is hereby deleted in its entirety and replaced with the following:

Annual Development Budget Overruns. With respect to each Licensed Product, each Party shall promptly notify the other Party upon becoming aware that its Development Costs to be incurred in performing the applicable Development Plan for a Calendar Year will be in excess of the amounts budgeted to be incurred by or on behalf of such Party for its activities in the applicable Annual Development Budget. If the aggregate Development Costs incurred by a Party for performing the applicable Development Plan for a Calendar Year exceed the amounts budgeted to be incurred by or on behalf of such Party for its activities in the applicable Annual Development Budget, the other Party shall reimburse the performing Party for (i) the applicable percentage set forth above of such excess, and (ii) in the case of Franchise Product 1, the applicable percentage set forth in Section 9.7.2 of such excess (i.e., Novartis reimbursing for [***] and thereafter, Novartis reimbursing for [***] and Amgen reimbursing for [***]); provided that (a) in no event shall Novartis be responsible for reimbursement for such excesses to the extent the Amgen Development Costs in performing the Development Plan (I) for [***], exceed the amounts budgeted to be incurred by or on behalf of Amgen for its activities in the applicable Annual Development Budget for [***], and (II) for [***], exceed the amounts budgeted to be incurred by or on behalf of Amgen for its activities in the applicable Annual Development Budget for such Calendar Year by more than [***] percent ([***]%) and (b) in no event shall Amgen be responsible for reimbursement for such excesses to the extent the Novartis Development Costs in performing the Development Plan for a Calendar Year exceed the amounts budgeted to be incurred by or on behalf of Novartis for its activities in the applicable Annual Development Budget for such Calendar Year by more than [***] percent ([***]%); provided that a Party shall be responsible for reimbursement for such excesses to the extent that the Amgen Development Costs or Novartis Development Costs, as the case may be, are attributable to (I) a change in applicable Law, (II) a Force Majeure event, (III) [***], (IV) [***], or (V) a mutually agreed amendment to the applicable Development Plan.

2.19	Section 9.7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“9.7.4 Payments. Based on the report received from the other Party pursuant to Section 9.7.3 (Reports), the Party which has borne more than its share of Development Costs as determined pursuant to Section 9.7.1 (General) and, solely with respect to Development Costs with respect to Franchise Product 1, Section 9.7.2 (Franchise Product 1 Development Cost Cap) shall issue an invoice to the owing Party for such excess amount in accordance with Section 9.10 (Payment Method) within [***] after receiving the other Party’s report pursuant to Section 9.7.3 (Reports).”

2.20	The first two sentences of Section 9.11 (Audits) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Novartis shall keep complete and accurate records pertaining to Novartis Development Costs and to the underlying revenue and expenses data relating to the calculation of Net Sales for the Licensed Products in the Territory in sufficient detail to permit Amgen to reasonably confirm the accuracy of all payments due hereunder, including Amgen’s obligation to reimburse Novartis for Amgen’s share of Novartis Development Costs pursuant to Section 9.7 (Development Cost Sharing), including, solely with respect to Development Costs with respect to Franchise Product 1, Section 9.7.2 (Franchise Product 1 Development Cost Cap). Amgen shall keep complete and accurate records pertaining to Amgen Development Costs of Licensed Products in sufficient detail to permit Novartis to reasonably confirm the accuracy of all payments due hereunder with respect to Novartis’s obligation to reimburse Amgen for Novartis’s share of Amgen Development Costs pursuant to Section 9.7 (Development Cost Sharing), including, solely with respect to Development Costs with respect to Franchise Product 1, Section 9.7.2 (Franchise Product 1 Development Cost Cap).”

2.21	Section 10.2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10.2.2 Outside Territory. Amgen shall control and be solely responsible for all Patent and Trademark Matters with respect to its patent rights, trademark rights and other intellectual property outside the Territory, at its sole cost and expense. Amgen shall control and be solely responsible for Patent and Trademark Matters with respect to Joint Patents outside the Territory, at its sole cost and expense. Notwithstanding the other provisions of this Section 10.2.2 (Outside Territory), without the prior written consent of Novartis, Amgen shall not take any action (or fail to take any action) with respect to such intellectual property or Joint Patents [***] that would reasonably be expected to [***] the Licensed Amgen Patents or the research, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of Licensed Products [***].”

2.22	The first sentence of Section 10.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“From and after the Effective Date, with respect to Licensed Amgen Patents, Licensed Amgen Trademarks and Joint Patents, in each case outside the Territory, (collectively, the “Ex-Territory Patents and Trademarks”) specific to Franchise Product 1 and Franchise Product 2, and from and after the Option Exercise Date, with respect to Ex-Territory Patents and Trademarks specific to Franchise Product 3, if a Third Party asserts that a patent right or other right owned by it is infringed by the manufacture, use, offer for sale, sale, or importation of the Licensed Product outside the Territory, by Amgen, Amgen shall have the sole right to defend against any such assertions at its sole cost.”

2.23	Section 10.4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10.4.2 Outside Territory. Amgen shall have the sole right, but not the obligation, to enforce its patent rights, trademark rights and other intellectual properties, and the Joint Patents outside the Territory against any actual, alleged or threatened infringement or misappropriation by Third Parties outside the Territory, and to settle any such matters in its sole discretion subject to Section 10.3 (Defense and Settlement of Third Party Claims). Novartis shall have no right to enforce such rights outside the Territory.”

2.24	The last sentence of Section 10.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Amgen shall have the sole right to retain (i) any and all Recoveries from actions brought by Amgen with respect to Territory Patents and Trademarks related to Franchise Product 3 prior to the Option Exercise Date, (ii) any and all recoveries with respect to the enforcement of any Amgen intellectual property or proprietary right or Joint Patents outside the Territory, (iii) any and all Recoveries with respect to enforcement of Licensed Amgen Patents to the extent not specifically related to a Licensed Product and (iv) any and all Recoveries from actions brought by Amgen after termination of this Agreement.”

2.25	The second sentence of Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Novartis shall have no right to and shall not utilize any Confidential Information of Amgen for activities outside the Territory except as required under the applicable Development Plan.”

2.26	Section 11.6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“present findings with respect to any Licensed Product at symposia and other meetings of healthcare professionals, and international, national or regional congresses, conferences or meetings organized by a professional society or organization (any such occasion, a “Scientific Meeting”); provided, however, unless otherwise agreed by the Parties, that (i) the Party presenting at any such Scientific Meeting shall have complied with the provisions of Section 11.6 (Publications and Presentations) and Section 11.7 (Scientific

Papers, Abstracts and Posters) with respect to such presentation, and, with respect to any such Scientific Meeting at which a Party is presenting, such presenting Party shall inform the other Party of such Scientific Meeting and where invitation is required, invite the other Party to attend such Scientific Meeting; and (ii) a Party shall not organize or sponsor any satellite symposia in a country (a) in the case of Novartis, outside the Territory, or (b) in the case of Amgen, within the Territory, without the other Party’s prior written consent, not to be unreasonably withheld;”

2.27	Section 12.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE 12 (REPRESENTATIONS, WARRANTIES AND COVENANTS), NOVARTIS AND AMGEN EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COLLABORATION, THE LICENSED PRODUCTS, THE LICENSED AMGEN PATENTS, LICENSED AMGEN TRADEMARKS, LICENSED AMGEN KNOW-HOW, LICENSED NOVARTIS PATENTS, LICENSED NOVARTIS TRADEMARKS, LICENSED NOVARTIS KNOW-HOW, THIS AGREEMENT, OR ANY OTHER SUBJECT MATTER RELATING TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. Except as set forth in this Article 12 (Representations, Warranties and Covenants), all licenses by Novartis to Amgen under the Licensed Novartis Know-How and Licensed Novartis Patents shall be granted “as-is” and all licenses by Amgen to Novartis under the Licensed Amgen Know-How, Licensed Amgen Trademarks and Licensed Amgen Patents shall be granted “as-is”.”

2.28	Clause (viii) of Section 15.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(viii) Section 4.2 (Licensed Novartis Know-How and Patents) (solely to the extent such intellectual property has been or is incorporated into or used in the Development, Manufacture, Medical Affairs Activities, regulatory activities or Commercialization of Licensed Products as of the date of termination) shall survive [***];”

2.29	The last sentence of Section 15.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In the event of any termination of this Agreement by Amgen pursuant to and as set forth in Section 7.4 ([***] Divestiture), (a) the licenses granted to Novartis under Section 4.1 (Licensed Amgen Patents and Know-How) and under Section 4.5.1 (Grant to Novartis) (solely to the extent such intellectual property has been or is incorporated into or used in the Development, Medical Affairs Activities, regulatory activities or Commercialization of Licensed Products as of the date of termination) shall survive, (b) Amgen shall continue to Manufacture and supply Licensed Product for the Territory for a period of up to [***] months in accordance with the Supply Agreement, (c) Novartis shall continue to pay to Amgen royalties on annual Net Sales of each Licensed Product in the Territory for each

Calendar Year (or portion thereof) during the applicable Royalty Term pursuant to Section 9.1 (Royalty Payments); provided, that the royalties set forth in Section 9.1 (Royalty Payments) shall [***] provided that in no event shall the royalties payable to Amgen for Franchise Product 1 [***] and for each of Franchise Product 2 and Franchise Product 3 [***], and (d) the Parties shall negotiate in good faith a process for the transition of ongoing activities necessary to allow Novartis to exercise its rights under such license and allow Novartis to continue to Develop, Manufacture and Commercialize the Licensed Product in the Territory, including assistance from Amgen for the transfer of Manufacturing to a contract manufacturing organization mutually agreed by the Parties.”

2.30	Section 15.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“15.4 Additional Surviving Provisions. In addition and without prejudice to the provisions of Section 15.3 (Effect of Termination) and the provisions that are expressly stated to survive termination, in the event of any expiration or termination of this Agreement the following provisions shall survive: Articles 1 (Definitions), 11 (Confidentiality and Publications) (except with respect to Section 11.6 (Publications and Presentations), 11.7 (Scientific Papers; Abstracts and Posters), 11.8 (Deferral of Disclosures) and 11.9 (Failure to Object to Disclosure)); 13 (Limitations of Liability; Insurance); 14 (Indemnification); 15 (Term and Termination) and 16 (Miscellaneous); 9.1 (Royalty Payments) through 9.6 (No Wrongful Reductions) (inclusive) (with respect to sales made prior to such termination or, if later, prior to completion of the transition by Novartis pursuant to Section 15.5 (Transition Period)); 9.7 (Development Cost Sharing) (with respect to Development Costs reasonably incurred prior to such termination); 9.8 (Sublicense Payments) (with respect to amounts incurred prior to such termination); 9.10 (Payment Method) through 9.16 (Late Payment) (inclusive); 10.1 (Ownership and Cooperation); 10.6 (Allocation of Recoveries) (with respect to periods prior to termination); and 12.3 (Disclaimer of Warranties).”

3.	INTEGRATION

Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

4.	APPLICABLE LAW & JURISDICTION

This Amendment shall be governed by, and construed in accordance with, the laws which govern the Agreement, and the Parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

5.	COUNTERPARTS

This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Amendment may be exchanged by facsimile or other electronic means without affecting the validity thereof.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

NOVARTIS PHARMA AG		AMGEN INC.

By:	/s/ Neil Johnston	By:	/s/ Murdo Gordon
Name:	Neil Johnston	Name:	Murdo Gordon
Title:	Global Head BD&LPharma	Title:	Executive Vice President, Global Commercial Operations
Date:	January 31, 2022
Date: January 31, 2022

By:	/s/ Gregor von Arx
Name:	Gregor von Arx
Title:	Global Head Legal Neuroscience
Date:	January 31, 2022